UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2020

CHF Solutions, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35312	No. 68-0533453
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12988 Valley View Road, Eden Prairie, MN 55344
(Address of Principal Executive Offices) (Zip Code)

(952) 345-4200
(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CHFS	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On January 24, 2020, CHF Solutions, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Underwriter”), pursuant to which the Company issued and sold, in a registered public offering by the Company (the “Public Offering”), (a) 3,755,458 Class A Units (the “Class A Units”), with each Class A Unit consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant that expires on the fifth anniversary of the date of issuance to purchase one share of our Common Stock (referred to individually as a “Class A Warrant” and collectively as the “Class A Warrants”), with each Class A Unit offered to the public at an offering price of $0.55 per Class A Unit and (b) 11,517,269 Class B Units (the “Class B Units”, and collectively with the Class A Units, the “Units”), with each Class B Unit consisting of one share of the Company’s Series H Convertible Preferred Stock, par value $0.0001 per share (the “Series H Preferred Stock”), convertible into one share of Common Stock and one warrant that expires on the fifth anniversary of the date of issuance to purchase one share of Common Stock (referred to individually as a “Class B Warrant” and collectively as the “Class B Warrants” and together with the “Class A Warrants” as the “Warrants”), with each Class B Unit offered to the public at an offering price of $0.55 per Class B Unit.

In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriter a 45 day option (the “Overallotment Option”) to purchase up to (i) 2,290,909 additional shares of Common Stock and (ii) additional Warrants to purchase up to 2,290,909 additional shares of Common Stock, solely to cover over-allotments. The Overallotment Option was exercised in full on January 24, 2020.

The Units were not certificated and the shares of Common Stock, shares of Series H Preferred Stock and Warrants comprising such Units were immediately separable and were issued separately in the Public Offering. The securities were offered by the Company pursuant to (i) the registration statement on Form S-1 (File No. 333-235385), and each amendment thereto, which was initially filed with the Securities and Exchange Commission (the “Commission”) on December 6, 2019 and declared effective by the Commission on January 24, 2020, and an additional registration statement on Form S-1 (File No. 333-236050) filed by the Company with the Commission on January 24, 2020 pursuant to Rule 462(b) under the Securities Act of 1933, as amended (collectively, the “Registration Statements”).

On January 28, 2020, the Public Offering closed, and the Company issued and sold (i) 6,046,367 shares of Common Stock (which includes 2,290,909 shares of Common Stock sold pursuant to the exercise of the Overallotment Option), (ii) 11,517,269 shares of Series H Preferred Stock, (iii) Warrants to purchase 17,563,636 shares of Common Stock (which includes Warrants to purchase 2,290,909 shares of Common Stock sold pursuant to the exercise of the Overallotment Option), pursuant to the Registration Statements and the Underwriting Agreement. The net proceeds to the Company, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company, are expected to be approximately $8.6 million.

Each Warrant is exercisable at a price per share of Common Stock of $0.55. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of Common Stock in excess of 4.99% (or, upon election by a holder prior to the issuance of any warrants, 9.99%) of the shares of Common Stock then outstanding. At the holder’s option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the shares of Common Stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company. The exercise price per share of the Warrants is subject to appropriate adjustment in the event of subsequent equity sales of Common Stock or securities convertible into Common Stock for an exercise price per share less than the exercise price per share of the Warrants then in effect (but in no event lower than 10% of the initial exercise price of the Warrants), or in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock.

The Underwriting Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type.  Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.  In addition, pursuant to the terms of the Underwriting Agreement, the Company and its executive officers and directors have entered into agreements providing that the Company and each of these persons may not, without the prior written approval of the Underwriter, subject to limited exceptions, offer, sell, transfer or otherwise dispose of the Company’s securities for a period of 90 days following the date of the Underwriting Agreement.

On January 28, 2020, the Company also entered into a warrant agency agreement with the Company’s transfer agent, American Stock Transfer & Trust Company LLC, who will act as warrant agent for the Company, setting forth the terms and conditions of the Warrants sold in the Public Offering (the “Warrant Agency Agreement”).

The foregoing summaries of the Underwriting Agreement, the Warrants and the Warrant Agency Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 1.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K (this “Current Report”), which are incorporated herein by reference. The Underwriting Agreement is attached hereto as an exhibit to provide interested persons with information regarding its terms, but is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement as of specific dates indicated therein, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required, the information included in Items 1.01 and 8.01 of this Current Report is hereby incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation; Change in Fiscal Year.

In connection with the closing of the Public Offering, on January 27, 2020, the Company filed the Certificate of Designation of Preferences, Rights and Limitations of Series H Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware. The Certificate of Designation provides for the issuance of the shares of Series H Preferred Stock. The shares of Series H Preferred Stock rank on par with the shares of the Common Stock, in each case, as to dividend rights and distributions of assets upon liquidation, dissolution or winding up of the Company.

With certain exceptions, as described in the Certificate of Designation, the shares of Series H Preferred Stock have no voting rights. However, as long as any shares of Series H Preferred Stock remain outstanding, the Certificate of Designation provides that the Company shall not, without the affirmative vote of holders of a majority of the then outstanding shares of Series H Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series H Preferred Stock or alter or amend the Certificate of Designation, (b) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series H Preferred Stock, (c) increase the number of authorized shares of Series H Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Each share of Series H Preferred Stock is convertible at any time at the holder’s option into one share of Common Stock, which conversion ratio will be subject to adjustment for stock splits, stock dividends, distributions, subdivisions and combinations and other similar transactions as specified in the Certificate of Designation. Notwithstanding the foregoing, the Certificate of Designation further provides that the Company shall not effect any conversion of the shares of Series H Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of shares of Series H Preferred Stock (together with such holder’s affiliates and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of Common Stock in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the shares of Common Stock then outstanding. At the holder’s option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the shares of Common Stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company.

Additionally, subject to certain exceptions and limitations, at any time after the date of issuance, the Company will have the right to cause each holder of the Series H Preferred Stock to convert all or part of such holder’s Series H Preferred Stock in the event that (i) the volume weighted average price of the Common Stock for any 20 of 30 consecutive trading days exceeds 300% of the conversion price of the Series H Preferred Stock (subject to adjustment for stock splits, recapitalizations, stock dividends and similar transactions) and (ii) the average daily trading volume for such period exceeds $200,000 per trading day.

The foregoing summary of the Certificate of Designation does not purport to be complete and is subject to, and qualified in its entirety by, such document attached as Exhibit 3.1 to this Current Report, which is incorporated herein by reference.

Item 8.01	Other Events.

Pursuant to the terms of the Company’s outstanding Series F Convertible Preferred Stock (the “Series F Preferred Stock”) set forth in the Certificate of Designations of Preferences, Rights and Limitations for such series, which Series F Preferred Stock is subject to full-ratchet anti-dilution protection in the event the Company sells any Common Stock at a price lower than the then-conversion price of the Series F Preferred Stock, as a result of the Public Offering, the conversion price of the Preferred Stock has been reduced to $0.55, the per share price to the public in the Public Offering, which reduction was effective upon the closing of the Public Offering on January 28, 2020.

Based on information from the Company’s transfer agent, following the completion of the Public Offering, as of 5:00 p.m. New York City time on January 28, 2020, the Company had outstanding 15,251,797 shares of Common Stock, 535 shares of Series F Preferred Stock (convertible into 973,165 shares of Common Stock) and 6,985,907 shares of Series H Preferred Stock (convertible into 6,985,907shares of Common Stock).

On January 24, 2020, the Company issued a press release announcing that it had priced the Public Offering, a copy of which is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

On January 28, 2020, the Company issued a press release announcing the exercise of the Overallotment Option and the closing of the Public Offering, a copy of which is attached as Exhibit 99.2 to this Current Report and is incorporated herein by reference. Information contained on or accessible through any website reference in the press releases is not part of, or incorporated by reference in, this Current Report, and the inclusion of such website addresses in this Current Report by incorporation by reference of the press releases is as inactive textual references only.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement dated as of January 24, 2020, by and between CHF Solutions, Inc. and Ladenburg Thalmann & Co. Inc.

3.1	Certificate of Designation of Preferences, Rights and Limitations, filed with the Delaware Secretary of State on January 27, 2020, with respect to the Series H Convertible Preferred Stock.

4.1
Form of Warrant to purchase shares of common stock (incorporated by reference to Exhibit 4.15 of Company’s Amendment No. 4 to the Registration Statement on Form S-1 filed on January 23, 2020 (File No. 333-235385)).

4.2	Warrant Agency Agreement.

99.1	Company Press Release dated January 24, 2020.

99.2	Company Press Release dated January 28, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2020	CHF SOLUTIONS, INC.

	By:	/s/ CLAUDIA DRAYTON
	Name:	Claudia Drayton
	Title:	Chief Financial Officer